UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2019

Commission file number 000-55796

Rito Group Corp.

(Exact name of registrant as specified in its charter)

Nevada

(State or Other Jurisdiction of Incorporation or Organization)

47-3588502	5960
(IRS Employer Identification Number)	(Primary Standard Industrial Classification Code Number)

Flat 6C, 4/F, Block C, Hong Kong Industrial Centre,

489-491 Castle Peak Road,

Hong Kong

(852) 2370 0288

(Address & telephone number of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.02. Unregistered Sales of Equity Securities.

On April 12, 2019, Rito Group Corp. (the “Company”) completed the issuance and sale of an aggregate of 7,500 shares at a price of $2 per share with each share consisting of one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) in a private placement to Leung Lop Yan Larry (the “investor A”), pursuant to the Subscription Agreements dated as of April 12, 2019 between the Company and the investor A. The net proceeds to the Company amounted to $15,000. The $15,000 in proceeds went directly to the Company as working capital.

On April 12, 2019, Rito Group Corp. (the “Company”) completed the issuance and sale of an aggregate of 7,500 shares at a price of $2 per share with each share consisting of one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) in a private placement to Hau Yuen Ping Tany (the “investor B”), pursuant to the Subscription Agreements dated as of April 12, 2019 between the Company and the investor B. The net proceeds to the Company amounted to $15,000. The $15,000 in proceeds went directly to the Company as working capital.

On April 12, 2019, Rito Group Corp. (the “Company”) completed the issuance and sale of an aggregate of 7,500 shares at a price of $2 per share with each share consisting of one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) in a private placement to Ling Lai Ngor Lisa (the “investor C”), pursuant to the Subscription Agreements dated as of April 12, 2019 between the Company and the investor C. The net proceeds to the Company amounted to $15,000. The $15,000 in proceeds went directly to the Company as working capital.

On April 12, 2019, Rito Group Corp. (the “Company”) completed the issuance and sale of an aggregate of 7,500 shares at a price of $2 per share with each share consisting of one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) in a private placement to Tsang Hor Chiu (the “investor D”), pursuant to the Subscription Agreements dated as of April 12, 2019 between the Company and the investor D. The net proceeds to the Company amounted to $15,000. The $15,000 in proceeds went directly to the Company as working capital.

On April 12, 2019, Rito Group Corp. (the “Company”) completed the issuance and sale of an aggregate of 15,000 shares at a price of $2 per share with each share consisting of one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) in a private placement to Yu Ka Wai (the “investor E”), pursuant to the Subscription Agreements dated as of April 12, 2019 between the Company and the investor E. The net proceeds to the Company amounted to $30,000. The $30,000 in proceeds went directly to the Company as working capital.

The shares sold in the private placement were issued in reliance on an exemption from registration under Section 4(a)(2) and/or Regulation S of the Securities Act of 1933, as amended (“Regulation S”). The bases for the availability of this exemption include the facts that the sales of the stock were made to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

Item 9.01 Financial Statements And Exhibits

(a) Financial Statements of Business Acquired.

Not applicable

(b) Pro Forma Financial Information.

Not applicable

(d) Exhibits.

Exhibit No.	Description

10.1	Form of Subscription Agreement dated as of April 12, 2019

10.2	Form of Subscription Agreement dated as of April 12, 2019

10.3	Form of Subscription Agreement dated as of April 12, 2019

10.4	Form of Subscription Agreement dated as of April 12, 2019

10.5	Form of Subscription Agreement dated as of April 12, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RITO GROUP CORP.
(Name of Registrant)

Date: April 15, 2019	By:	/s/ Choi Tak Yin Addy
	Title:	Chief Executive Officer, President and Director (Principal Executive Officer)

Date: April 15, 2019	By:	/s/ Choy Wing Fai
	Title:	Chief Financial Officer, Chief Accounting Officer, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)

Date: April 15, 2019	By:	/s/ Kao Pun Yiu Philip
	Title:	Chief Technical Officer, Director

Date: April 15, 2019	By:	/s/ Or Ka Ming
	Title:	Chief Operating Officer, Secretary, Director